EXHIBIT 23(g)

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

April 10, 1995

HUBCO, Inc.
1000 MacArthur Blvd.
Mahwah, New Jersey 07437

Gentlemen:

I hereby consent to being named as a person about to become a director of HUBCO, Inc. in the Registration Statement of HUBCO, Inc. on Form S-4.

                                            Very truly yours,

                                            BRYANT D. MALCOLM